                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants


   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-8151, No. 33-94606, No. 33-80856, and No. 33-
   49642) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-94598, No. 33-94600, No. 33-94602, No. 33-
   72924, No. 33-72760, No. 33-94604, No. 33-94608, No. 33-80421, No. 333-8149,
   No. 333-11229 and No. 33-71814) and the Registration Statement on Form S-4 (No. 333-1016) of PerSeptive Biosystems, Inc. of our report dated December 28, 1994, except for Note 13, as to which the date is August 11, 1995, appearing on page F-3 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Annual Report on Form 10-K.



   /s/ Price Waterhouse LLP
   PRICE WATERHOUSE LLP

   Boston, Massachusetts
   December 23, 1996